UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2012

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 30, 2012, the Company held its Annual Meeting of Limited Partners (the “Meeting”). The total number of limited partnership units of the Company voted in person or by proxy at the Meeting was 20,031,422, representing approximately 62.36 % of the 32,122,686 outstanding units (which number of outstanding units included 1,345,646 units held by an affiliate of the Company, which were determined not to be entitled to be voted at the Meeting, and accordingly were not so voted).  The matter voted on by unitholders and the number of (and percentage of shares voted at the Meeting represented by) votes cast for or withheld is set forth below.  There were no broker non-votes with respect to the election of directors.

Proposal 1.  To elect five independent members to the Board of Directors of the General Partner of the Company, each to serve until the annual meeting of limited partners in fiscal year 2013 and until their respective successors have been duly elected and qualified:

	FOR	WITHHOLD
Anthony Bergamo	18,978,781 (59.08%)	1,052,641 (3.27%)
John P. McNiff	18,978,781 (59.08%)	1,052,641 (3.27%)
Joseph L. Mullen	18,978,781 (59.08%)	1,052,641 (3.27%)
General Richard I. Neal	18,978,781 (59.08%)	1,052,641 (3.27%)
Allan R. Tessler	18,978,781 (59.08%)	1,052,641 (3.27%)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 5, 2012	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Leonard J. McGill
Leonard J. McGill
SVP, General Counsel & Secretary